Exhibit 5.1

December 1, 2021

Alset EHome International Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Alset EHome International Inc., a Delaware corporation (the “Company”), in connection with the Company’s proposed public offering and sale (the “Offering”) of up to $41,400,000 of the Company’s securities (the “Securities”) consisting of (1) shares of common stock (“Common Stock”) and/or (2) pre-funded warrants (each a “Pre-funded Warrant”) with an exercise price of $0.001 per share in a firm commitment underwritten public offering.

The Securities will be offered and sold pursuant to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 1, 2021 (as the same may be amended or supplemented prior to effectiveness, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Aegis Capital Corp., acting as representative of the several underwriters named therein (the “Underwriters”), a form of which is filed as Exhibit 1.1 to the Registration Statement. The Securities are to be offered and sold in the manner described in the Registration Statement and the prospectus included therein (the “Prospectus”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinion set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith and the documents and exhibits incorporated by reference therein, (ii) the Prospectus, (iii) the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), (iv) the Company’s amended and restated bylaws (the “Bylaws”), (v) the resolutions and other actions of the Company’s Board of Directors that authorize and provide for the filing of the Registration Statement, the execution of the Underwriting Agreement and the offer and sale of the Securities (the “Board Resolutions”), and we have made such other investigation as we have deemed appropriate.

1185 Avenue of the Americas | 31st Floor | New York, NY 10036

T +1.212.930.9700 | F +1.212.930.9725 | www.srf.law

For purposes of this opinion letter, we have assumed that the Warrant Agent under the Warrant Agent Agreement to be entered into for the Pre-funded Warrants (the “Warrant Agent Agreement”), is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agent Agreement; that the Warrant Agent Agreement will be duly authorized, executed and delivered by the Warrant Agent and constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with their respective terms; that the Warrant Agent will be in compliance with respect to performance of its obligations under such Warrant Agent Agreement with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agent Agreement.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the Board of Directors will have taken all further action necessary to set the issuance price of the Securities to be offered and sold and the exercise price of the Pre-funded Warrants, and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed below are limited to the Delaware General Corporation Law (the “DGCL”) and the reported judicial decisions interpreting such statute and the laws of the state of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Delaware, (b) the laws of any other jurisdiction, or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

All references in this opinion letter to the Board of Directors of the Company are intended to include an authorized committee thereof empowered and authorized to act under the DGCL in lieu of the full Board of Directors of the Company.

The opinions set forth below are subject to the following additional assumptions:

(i)	that the Registration Statement will have been declared effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

(ii)	that the Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and Prospectus and in the Underwriting Agreement;

(iii)	that the Underwriting Agreement will have been duly executed and delivered by the Company and the other parties thereto;

(iv)	that the Board Resolutions remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded; and

(v)	that there exist, under the Certificate of Incorporation, the requisite number of authorized but unissued shares of Common Stock.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(1)	the Shares have been duly authorized by the Company, and, upon issuance of the Shares pursuant to the terms of the Underwriting Agreement, and receipt by the Company of the consideration for the shares of Common Stock specified in the Underwriting Agreement, the Shares will be validly issued, fully paid, and non-assessable;

(2)	the Pre-funded Warrants, when duly executed by the Company and delivered in accordance with the terms of the Underwriting Agreement and the applicable Warrant Agent Agreement, and upon receipt by the Company of the consideration for the Common Stock or Pre-funded Warrants, as the case may be, specified in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms

1185 Avenue of the Americas | 31st Floor | New York, NY 10036

T +1.212.930.9700 | F +1.212.930.9725 | www.srf.law

The opinions expressed above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We express no opinion as to any provision in any Warrant, Warrant Agent Agreement, other agreement pursuant to which any Securities are to be issued or governed, or the Certificate of Incorporation or Bylaws (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; and (xi) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 31st Floor | New York, NY 10036

T +1.212.930.9700 | F +1.212.930.9725 | www.srf.law